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JOHN HANCOCK CORE EQUITY FUND

JOHN HANCOCK GROWTH TRENDS FUND

SPECIAL JOINT MEETING OF SHAREHOLDERS — [September 23], 2008

PROXY SOLICITATION BY THE BOARD OF TRUSTEES

The undersigned, revoking previous proxies, hereby appoint(s) _______________, ____________ and ______________, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Core Equity Fund (“Core Equity”) and/or John Hancock Growth Trends Fund (“Growth Trends”) which the undersigned is (are) entitled to vote at the Special Joint Meeting of Shareholders (the “Meeting”) of the funds to be held at 601 Congress Street, Boston, Massachusetts, on Tuesday, [September 23], 2008, at 10:00 a.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated [August 1], 2008 is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
Date _______________, 2008

Signature(s)	(Sign in the Box)

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

BOS-1208822 v2

VOTE THIS PROXY CARD TODAY!

Please fill in box as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	x

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 AND PROPOSAL 2 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

FOR	AGAINST	ABSTAIN

(1)       To approve an Agreement and Plan of Reorganization between Core Equity and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, Core Equity would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Core Equity. The Acquiring Fund would also assume Core Equity’s liabilities.

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(2)       To approve an Agreement and Plan of Reorganization between Growth Trends and the Acquiring Fund. Under this agreement, Growth Trends would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Growth Trends. The Acquiring Fund would also assume Growth Trends’ liabilities.

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PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

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John Hancock Investment Management Services, LLC

JOHN HANCOCK FUNDS III

Internet Proxy Voting Services

Proxy Voting Form

JOHN HANCOCK RAINIER GROWTH FUND,

a series of John Hancock Funds III

THE TRUSTEES RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSALS.

Proposal 1.	☐	FOR	☐	AGAINST	☐	ABSTAIN

To approve an Agreement and Plan of Reorganization between John Hancock Core Equity Fund (“Core Equity”) and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, Core Equity would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Core Equity. The Acquiring Fund would also assume Core Equity’s liabilities.

Proposal 2.	☐	FOR	☐	AGAINST	☐	ABSTAIN

To approve an Agreement and Plan of Reorganization between John Hancock Growth Trends Fund (“Growth Trends”) and the Acquiring Fund. Under this agreement, Growth Trends would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Growth Trends. The Acquiring Fund would also assume Growth Trends’ liabilities.

Please refer to the proxy statement for discussion of each of these matters. If not revoked, this proxy shall be voted “FOR” the proposal. Thank you for voting.

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John Hancock Investment Management Services, LLC

JOHN HANCOCK FUNDS III

Internet Proxy Voting Services

Proxy Voting Form

JOHN HANCOCK RAINIER GROWTH FUND,

a series of John Hancock Funds III

Thank You! Your vote has been submitted

THE TRUSTEES RECOMMEND A VOTE “FOR” THE FOLLOWING PROPOSALS.

Proposal 1.	☐	FOR	☐	AGAINST	☐	ABSTAIN

To approve an Agreement and Plan of Reorganization between John Hancock Core Equity Fund (“Core Equity”) and John Hancock Rainier Growth Fund (the “Acquiring Fund”). Under this agreement, Core Equity would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Core Equity. The Acquiring Fund would also assume Core Equity’s liabilities.

Proposal 2.	☐	FOR	☐	AGAINST	☐	ABSTAIN

To approve an Agreement and Plan of Reorganization between John Hancock Growth Trends Fund (“Growth Trends”) and the Acquiring Fund. Under this agreement, Growth Trends would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement, proportionately to you and the other shareholders of Growth Trends. The Acquiring Fund would also assume Growth Trends’ liabilities.

Please refer to the proxy statement for discussion of each of these matters.

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